Exhibit 17

AMENDMENT TO VOTING AND STOCKHOLDER AGREEMENT

This AMENDMENT TO VOTING AND STOCKHOLDER AGREEMENT (this “Amendment”) is entered into as of September 24, 2024 (the “Effective Date”) by and between Landsea Holdings Corporation, a Delaware corporation (“LHC”), 1103849 B.C. LTD., a British Columbia corporation (“Lender”), and Ever Fast Holdings Limited, a BVI company and wholly-owned subsidiary of Lender (“Ever Fast”, and together with Lender, “Lender Parties”).

RECITALS

WHEREAS, Lender Parties and LHC are parties to that certain Voting and Shareholder Agreement dated May 10, 2024 (the “Stockholder Agreement”);

WHEREAS, LHC and Lender Parties wish to amend the Stockholder Agreement as set forth in this Amendment;

NOW, THEREFORE, intending to be bound hereby and in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms not defined herein shall have the same meanings as given such terms in the Stockholder Agreement.

2. Amendment to Stockholder Agreement. Article 1 of the Stockholder Agreement on “Voting of Lender LSEA Stock” is hereby deleted in its entirety.

3. Effectiveness. This Amendment shall become effective upon the Effective Date of this Amendment.

4. No Other Changes.

(a) Except as specifically amended above or referenced herein, the Stockholder Agreement shall remain in full force and effect in accordance with its original terms, as amended by this Amendment, and are hereby ratified and confirmed.

(b) Upon the effectiveness of this Amendment, each reference in the Stockholder Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Stockholder Agreement shall mean and be a reference to the Stockholder Agreement as amended by this Amendment.

5. No Novation. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and, except as otherwise expressly stated herein, the Stockholder Agreement shall remain in full force and effect, and the terms and conditions thereof shall apply to this Amendment.

6. Counterparts and Facsimile. For the convenience of the parties hereto, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile or other electronic means and such electronic signature pages will be deemed as sufficient as if physical signature pages had been delivered.

[The remainder of this page is intentionally blank; signature page follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the date first herein above written.

Landsea Holdings Corporation

By:	/s/ Qin Zhou
Name: Qin Zhou
Title: Executive Vice President

1103849 B.C. LTD.

By:	/s/ Huaijun Chen
Name: Huaijun Chen
Title: Director

EVER FAST HOLDINGS LIMITED

By:	/s/ Huaijun Chen
Name: Huaijun Chen
Title: Director

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